UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 14, 2015

Planar Systems, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(Address of principal executive offices, including zip code)

(503) 748-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 14, 2015, Planar Systems, Inc. (the “Company”) entered into a Third Amendment to Lease for its corporate headquarters at 1195 NW Compton Drive, Hillsboro, Oregon 97006 (the “Amendment”) with Amberglen Properties Limited Partnership (the “Landlord”), the successor-in-interest to Amberjack, Ltd., dated effective as of January 1, 2015, and terminating on January 31, 2022. The Amendment, among other things, extends the term of the lease through January 31, 2022, establishes the monthly base rent beginning November 1, 2016, provides the Company with an allowance in the amount of approximately $1.95 million which can be applied to reduce future base rents or used for tenant improvements on the premises, and grants the Company an option to extend the lease for an additional period of five years on the terms set forth in the Amendment.

The above description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit	Description

10.1	Third Amendment to Lease by and between Planar Systems, Inc. and Amberglen Properties Limited Partnership, effective as of January 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANAR SYSTEMS, INC. (Registrant)

By:	/s/ Stephen M. Going
Stephen M. Going Senior Vice President, General Counsel and Secretary

Date: January 20, 2015